Exhibit 10.1

PROMISSORY NOTE SECURED BY DEED OF TRUST

$27,250,000.00	August 22, 2008

FOR VALUE RECEIVED, FLEETWOOD MOTOR HOMES OF CALIFORNIA, INC., a California corporation (“Riverside Borrower”) and FLEETWOOD HOMES OF CALIFORNIA, INC., a California corporation (“Woodland Borrower”, together with Riverside Borrower, collectively and in the singular and jointly and severally, “FLE Borrower”), promises to pay to ISIS LENDING, LLC, a Delaware limited liability company (“Lender”), or order, as hereinafter provided, the principal sum of Twenty Seven Million Two Hundred Fifty Thousand and No/100 Dollars ($27,250,000.00)  (“Principal Sum”), plus interest on the unpaid principal balance thereof payable at the Interest Rate (defined below).

1.             Definitions.

(a)           “2 Year Treasury Rate” means, as of any date of determination, as determined by Lender, the annual percentage yield on U.S. Treasury securities maturing two (2) years from such date of determination (the “Annual Treasury Instrument Yield”).  The Lender shall base its determination of the Annual Treasury Instrument Yield on the yield on U.S. Treasury instruments, as published in The Wall Street Journal (or, if The Wall Street Journal is not then being published or if no such reports are then being published in The Wall Street Journal, as reported in another public source of information nationally recognized for accuracy in the reporting of the trading of governmental securities).  If no such instruments mature on the exact second (2nd) year anniversary of such date of determination, the Lender shall interpolate the Annual Treasury Instrument Yield on a straight-line basis using the yield on the instrument whose maturity date most closely precedes the second (2nd) yearly anniversary of such date of determination, and the yield on the instrument whose maturity date most closely succeeds the second (2nd) yearly anniversary of such date of determination.

(b)           “Business Day” means any day except Saturdays, Sundays and days on which banks in San Francisco, California are required to be closed pursuant to federal or state law.

(c)           “Closing Date” means the date of recordation of the Deed of Trust in the appropriate public records where each of the Riverside Property and Woodland Property is located.

(d)           “Deed of Trust” means collectively as referred to herein from time to time, the Riverside Deed of Trust, and the Woodland Deed of Trust, as each may be modified, amended or supplemented from time to time

(e)           “Default Rate” shall have the meaning set forth in Section 13 below.

(f)            “Excess Interest” shall have the meaning set forth in Section 18 below.

(g)           “Exit Fee” shall have the meaning set forth in Section 4 below.

(h)           “Extended Maturity Date” means, (i) with respect to the exercise of the first Extension Option, if applicable, the fourth (4th) yearly anniversary of the date of this Note, and (ii) with respect to the exercise of the second Extension Option, if applicable, the fifth (5th) yearly anniversary of the date of this Note.

(i)            “Extension Period” shall have the meaning set forth in Section 3 below.

(j)            “Extension Option” shall have the meaning set forth in Section 3 below.

(k)           “FLE Borrower” shall have the meaning set forth in the preamble above.

(l)            “Initial Term” shall mean the period commencing as of the date hereof and through and including the Maturity Date.

(m)          “Interest Rate” shall mean (i) during the Initial Term, a rate equal to Nine and Ninety Five Hundredths of One Percent (9.95%) and (ii) during any Extension Period, the higher of (a) Nine and Ninety Five Hundredths of One Percent (9.95%) or (b) the 2 Year Treasury Rate plus five percent (5.00%) per annum.

(n)           “Lender” shall have the meaning set forth in the preamble above.

(o)           “Loan” shall have the meaning set forth in Section 2 below.

(p)           “Maturity Date” means the third (3rd) yearly anniversary of the date of this Note.

(q)           “Note” means this Promissory Note Secured by the Riverside Deed of Trust and the Woodland Deed of Trust, as may be modified, amended or supplemented from time to time.

(r)           “Origination Fee” shall have the meaning set forth in Section 4 below.

(s)           “Prepayment Fee” shall have the meaning set forth in Section 14 below.

(t)            “Principal Sum” shall have the meaning set forth in the preamble above.

(u)           “Property” means, collectively, the Riverside Property and the Woodland Property; those certain real properties located in the Counties of Riverside and Yolo, respectively, State of California, and each of which more particularly described on Exhibit A to the Riverside Deed of Trust and Woodland Deed of Trust, respectively.

(v)            “Riverside Deed of Trust” means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Riverside Borrower, for the benefit of Lender, covering certain real property described in Exhibit A therein, situated in the County of Riverside, State of California, as the same may be modified, amended or supplemented from time to time.

(w)           “Riverside Property” shall mean those certain real properties, each located in the County of Riverside, State of California, which are located at the following addresses, each of which is more particularly described on Exhibit A to the Riverside Deed of Trust:

(i)            2350 Fleetwood Drive, Riverside, California (“Riverside Fleetwood Property”);

(ii)           5300 Via Ricardo (“Riverside Via Ricardo Property”); and

(iii)         5425 Wilson Street (“Riverside Wilson Property”).

(x)           “Woodland Deed of Trust” means that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Woodland Borrower, for the benefit of Lender, covering certain real property described in Exhibit A therein, situated in the County of Yolo, State of California, as the same may be modified, amended or supplemented from time to time.

(y)           “Woodland Property” shall mean that certain real property located in the County of Yolo, State of California, and more particularly described on Exhibit A to the Woodland Deed of Trust.

2.             Payment of Interest and Principal.  Interest payable under this Note shall be equal to the interest accruing from time to time at the Interest Rate (or if and when applicable hereunder, the Default Rate) on the principal balance from time to time outstanding under this Note from and after the date of this Note until paid in full.  Interest shall be payable at closing for the period from the date of this Note up to the first (1st) day of the first (1st) calendar month following the Closing Date.  Commencing on the first (1st) day of the second (2nd) calendar month following the Closing Date, and on the first (1st) day of each calendar month thereafter through the initial Maturity Date, FLE Borrower shall pay to Lender a monthly payment of principal and interest in an amount equal to Two Hundred Forty One Thousand Fifty Five and 56/100 Dollars ($241,055.56).  Such monthly payment shall be applied first to any accrued and unpaid interest and thereafter to principal.  In the event that the initial Maturity Date is extended for one or more Extension Periods as provided in Section 3 below, the amount of the monthly payment shall be adjusted as determined by Lender to reflect any increase in the applicable Interest Rate and FLE Borrower shall pay the amount of such adjusted monthly payments.  Following the Maturity Date, or Extended Maturity Date, as applicable, or otherwise as provided in Section 13 hereof, interest shall accrue under this Note at the Default Rate.  If not sooner paid, the balance of the principal and all accrued and unpaid interest shall be all due and payable on the Maturity Date, or, if earlier, upon any earlier of the date of acceleration of the indebtedness evidenced by this Note (“Loan”) pursuant to the terms of this Note or each of the Riverside Deed of Trust and Woodland Deed of Trust (as each is defined below).  FLE Borrower acknowledges that, since the term of the Loan is shorter than the amortization period, a substantial portion of the principal balance will be due on the Maturity Date or the Extended Maturity Date, as applicable, or if earlier, upon any earlier of the date of acceleration of the Loan pursuant to the terms of this Note or each respective Deed of Trust.  Interest accrued hereunder shall be payable on demand and shall be calculated on the basis of the actual number of days elapsed on a three hundred sixty (360) day year, which results in higher interest than if a three hundred sixty five (365) day year were used.

3.             Extension Option.  FLE Borrower shall have the option to extend the term of the Loan beyond the initial Maturity Date for two (2) successive terms (each, an “Extension Option”) of one (1) year each (each, an “Extension Period”) on the terms and conditions set forth herein.  In order to exercise each Extension Option, (i) no default shall have occurred and be continuing under this Note or the Deed of Trust, (ii) FLE Borrower must deliver to Lender irrevocable written notice of the election to exercise each Extension Option not less than forty-five (45) days nor more than ninety (90) days prior to the Maturity Date, and (iii) FLE Borrower must pay to Lender an extension fee equal to One Half of One Percent (0.5%) of the then-outstanding principal amount of the Loan prior to the commencement of each applicable Extension Period.  If FLE Borrower fails to exercise either Extension Option strictly in accordance with the provisions of this Section 3, then such Extension Option shall automatically cease and terminate.

4.             Origination Fee; Exit Fee.  Upon execution of this Note and the Deed of Trust, FLE Borrower shall pay to Lender a non-refundable loan origination fee (the “Origination Fee”) in an amount equal to One and One Quarter of One Percent (1.25%) on the Principal Sum, which FLE Borrower acknowledges is reasonable under the circumstances and is fully earned by Lender upon receipt.  From and after the date of this Note there is owing an exit fee in an amount equal to Three Quarters of One Percent (0.75%) of the Principal Sum (“Exit Fee”), which Exit Fee is payable on the earliest to occur of (i) payment or prepayment of the Loan in full, (ii) the Maturity Date or Extended Maturity Date, as applicable, or (iii) acceleration of this Note; provided that, if from time to time FLE Borrower shall make any partial payment of principal then outstanding under the Loan (other than partial payments of principal consisting of scheduled monthly principal amortization payments), then concurrently with such partial payment, FLE Borrower shall be obligated to pay to Lender, in respect of FLE Borrower’s Exit Fee payment obligation, an amount equal to the product of (x) the amount of the partial principal payment so paid, times (y) Three Quarters of One Percent (3/4%), which Exit Fee payment(s) made by FLE Borrower shall be credited against FLE Borrower’s Exist Fee obligations owing to Lender.  The Exit Fee is in addition to any Prepayment Fee.

5.             Security for the Loan.  The Loan and the obligations created hereunder are secured by, among other things, (i) that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith executed by Riverside Borrower in favor of Lender (as the same may be modified, amended or supplemented from time to time, the “Riverside Deed of Trust”) and (ii) that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith executed by Woodland Borrower in favor of Lender (as the same may be modified, amended or supplemented from time to time, the “Woodland Deed of Trust”; the Riverside Deed of Trust and the Woodland Deed of Trust, as each may be modified, amended or supplemented from time to time hereafter, are sometimes hereinafter referred to individually and collectively as the “Deed of Trust”)  The Deed of Trust, together with this Note, and all other documents to or of which Lender is a party or beneficiary now or hereafter evidencing, securing, guaranteeing, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the “Loan Documents”.  All of the terms of the Loan Documents are incorporated herein by reference.  Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

6.             Application of Payments.  All payments on this Note shall be applied first to the payment of any expenses incurred and/or protective advances made by the Lender, then to any exit fees and/or prepayment fees then due and unpaid, then to accrued and unpaid interest, and after all such interest has been paid, any remainder shall be applied toward reduction of the principal balance; provided, however, upon the occurrence of an Event of Default, Lender at its option, may apply any and all payments under this Note to the indebtedness evidenced by this Note in such order of application and priority as Lender shall determine in its sole discretion.  FLE Borrower shall pay to Lender any amounts outstanding under this Note on the Maturity Date, or the extended Maturity Date, as applicable, or upon earlier acceleration of the outstanding indebtedness evidenced by this Note, including, without limitation, any accrued and unpaid interest under this Note, so that all principal, interest and any other amounts outstanding under this Note are paid in full on or before the Maturity Date, or the extended Maturity Date, as applicable, or upon earlier acceleration of the outstanding indebtedness evidenced by this Note,.  All amounts payable hereunder are payable in lawful money of the United States.

7.             Late Fee.  FLE Borrower acknowledges that if (i) any monthly payment of principal and interest required under this Note is not paid on or before ten (10) days following the date the same becomes due and payable or if (ii) any other payment required under this Note is not paid on or before the date when the same becomes due and payable, the holder hereof will incur extra administrative expenses (i.e., in addition to expenses incident to receipt of timely payment) and the loss of the use of funds in connection with the delinquency in payment.  FLE Borrower further acknowledges that due to the nature of the transaction, the actual damages suffered by the holder hereof by reason of such extra administrative expenses and loss of use of funds would be impracticable or extremely difficult to ascertain.  Therefore, FLE Borrower shall, in the event of a delinquency, without further notice, pay to the holder hereof to cover such extra administrative expenses and loss of use of funds, a late fee in the amount of five percent (5%) of the amount of such delinquent payment, excluding any delinquent balloon payments.  The provisions of this Section 7 are intended to govern only the determination of damages in the event of a breach in the performance of the obligation of FLE Borrower to make timely payments hereunder.  Nothing in this Note shall be construed as an express or implied agreement by the holder hereof to forbear in the collection of any delinquent payment, or be construed as in any way giving FLE Borrower the right, express or implied, to fail to make timely payments hereunder, whether upon payment of such damages or otherwise.  The right of the holder hereof to receive payment of such liquidated and actual damages, and receipt thereof, are without prejudice to the right of such holder to collect such delinquent payments and any other amounts provided to be paid hereunder or under any security for this Note or to declare a default hereunder or under any security for this Note.  FLE Borrower further agrees that an amount equal to the late charge described in this Note is a reasonable estimate of the damage to Lender in the event of a late payment.  Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender’s right to compel prompt performance.

8.             Acceleration.  Upon default by FLE Borrower in the payment or performance of any agreement secured by the Deed of Trust, Lender may, at any time thereafter, together or singly,

(a)           declare the entire outstanding principal balance due under this Note, together with all accrued and unpaid interest thereon, to be immediately due and payable, thereby accelerating this Note, and/or

(b)           exercise immediately and without notice, any and all other rights and remedies available under this Note and/or the Deed of Trust or at law or in equity.

9.             Delivery of Payment.  All payments on this Note are to be made or given to the holder hereof whose address for this purpose is as specified in the Deed of Trust, or to such other person or at such other place as the holder hereof may from time to time direct by written notice to FLE Borrower.  At Lender’s election, in its sole and absolute discretion, Lender may credit the Origination Fee to be paid by FLE Borrower upon the execution of this Note and the Deed of Trust against amounts to be disbursed by Lender under this Note.

10.          Waiver of Offset Right.  FLE Borrower waives any right of offset it now has or may hereafter have against the holder hereof and agrees to make the payments called for hereunder in accordance with the terms hereof.  The holder hereof shall have all the rights of a holder in due course as provided in the California Uniform Commercial Code and other laws of the State of California.

11.          Additional Waivers.  FLE Borrower and any endorsers, guarantors or sureties hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, protest or notice of protest or non-payment, bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder; expressly agree that this Note, or any payment hereunder, may be extended from time to time; and consent to the acceptance of further security or the release of any security for this Note, all without in any way affecting the liability of FLE Borrower and any endorsers or guarantors hereof.  No extension of time for the payment of this Note, or any installment hereof, made by agreement by the holder hereof with any person now or hereafter liable for the payment of this Note, shall affect the original liability under this Note of FLE Borrower, whether FLE Borrower is or is not a party to such agreement.  If FLE Borrower consists of more than one person or entity, their obligations hereunder shall be joint and several.

12.          Lender Remedies.  Lender may enforce the liability and obligation of FLE Borrower to perform and observe the obligations contained in this Note by bringing a foreclosure action, an action for specific performance or any other appropriate action or proceeding at law or equity to enable Lender to enforce any and all rights under this Note or the Deed of Trust or any other document, instrument and/or agreement relating to the Loan, against FLE Borrower and/or any guarantor, and/or indemnitor, and/or in respect of the Property and any other collateral given to Lender pursuant hereto or the Deed of Trust.

13.          Default Interest.  The failure of FLE Borrower to pay or perform as required hereunder or the default of FLE Borrower under the Deed of Trust shall constitute a default hereunder.  Upon the occurrence of a default hereunder, at the option of the holder hereof, all amounts then outstanding under this Note and the Deed of Trust shall bear interest for the period beginning with the date of occurrence of such default at a default interest rate (the “Default Rate”) equal to the sum of the Interest Rate plus Five Percent (5%) per annum and, in addition, such holder may, at its option, declare immediately due and owing the entire unpaid principal sum together with all interest accrued and unpaid or otherwise owing thereon, plus any other sums owing at the time of such declaration pursuant to this Note and the Deed of Trust.

The failure to exercise the foregoing option shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same event or any other event.  The acceptance by the holder hereof of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time or nullify any prior exercise of any such option without the express written consent of such holder, except as and to the extent otherwise provided by law.

14.          Prepayment.

(a)           The outstanding principal balance of this Note and the interest accrued and unpaid and otherwise owing may be prepaid in full, but not in part, at any time; provided, however, (i) FLE Borrower shall be entitled to make a partial prepayment of the Loan solely upon the sale and transfer of one or more of the Woodland Property or the Riverside Fleetwood Property, the Riverside Via Ricardo Property or the Riverside Wilson Property, if and when permitted pursuant to Section 30 of the respective Deed of Trust and (ii) (A) in each case, if such partial prepayment shall be made anytime during the period commencing as of the date hereof through and including the one (1) year anniversary of the Closing Date, the FLE Borrower shall pay to Lender, in addition to the Exit Fee set forth in Section 4 above, a fee equal to the product of the then outstanding principal amount so prepaid on such prepayment date times Three Percent (3.0%), (B) if any portion of the Loan is paid off anytime during the period commencing the day after the one (1) year anniversary of the Closing Date through and including the two (2) year anniversary of the Closing Date, the FLE Borrower shall pay to Lender, in addition to the Exit Fee set forth in

Section 4 above, a fee equal to the product of the then outstanding principal amount so prepaid on such prepayment date times Two Percent (2.0%), and (B) if any portion of the Loan is paid off anytime during the period commencing the day after the two (2) year anniversary of the Closing Date through but excluding the Maturity Date, the FLE Borrower shall pay to Lender, in addition to the Exit Fee set forth in Section 4 above, a fee equal to the product of the then outstanding principal amount so prepaid on such prepayment date times Three Quarters of One Percent (0.75%), (each of the prepayment fees referred to in (i) through (iii), individually, a “Prepayment Fee” and collectively, the “Prepayment Fees”).  No Prepayment Fee shall be due and payable in connection with any prepayment of the Loan by FLE Borrower during any Extension Period.  Any prepayment of this Note shall include all interest accrued and unpaid or otherwise owing to Lender.

(b)           TO THE FULLEST EXTENT PERMITTED BY LAW, FLE BORROWER HEREBY EXPRESSLY (I) WAIVES ANY RIGHTS IT MAY HAVE UNDER CALIFORNIA CIVIL CODE SECTION 2954.10 TO PREPAY THIS NOTE, IN WHOLE OR IN PART, WITHOUT PREMIUM OR PENALTY, UPON ACCELERATION OF THE MATURITY DATE, AND (II) AGREES THAT (A) THE AMOUNT DUE AND OWING UNDER THIS NOTE UPON ACCELERATION OF THE MATURITY DATE SHALL INCLUDE THE AMOUNT OF ANY PREPAYMENT PREMIUM THAT WOULD BE DUE AND OWING BY FLE BORROWER TO LENDER IF THE PRINCIPAL AMOUNT OF THE NOTE WERE PREPAID IN FULL ON THE DATE OF SUCH ACCELERATION AND (B) IF, FOR ANY REASON, A PREPAYMENT OF ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THIS NOTE IS MADE UPON OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE BY LENDER ON ACCOUNT OF ANY DEFAULT BY FLE BORROWER INCLUDING, WITHOUT LIMITATION, ANY TRANSFER, DISPOSITION, OR FURTHER ENCUMBRANCE PROHIBITED OR RESTRICTED BY THE DEED OF TRUST, THEN FLE BORROWER SHALL BE OBLIGATED TO PAY (I) ANY AND ALL OUTSTANDING INDEBTEDNESS EVIDENCED BY THIS NOTE AND (II) CONCURRENTLY WITH SUCH PREPAYMENT THE PREPAYMENT PREMIUM SPECIFIED IN THIS NOTE.  BY INITIALING THIS PROVISION IN THE SPACE PROVIDED BELOW, FLE BORROWER HEREBY DECLARES THAT THE AGREEMENT TO MAKE THE LOAN EVIDENCED BY THIS NOTE AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY FLE BORROWER FOR THIS WAIVER AND AGREEMENT.

                      FLE Borrower’s Initials:                      .

15.          Waiver.  FLE Borrower, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their heirs, legal representatives, successors and assigns, respectively hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and agrees that its liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Lender.  FLE Borrower, for itself and all endorsers, guarantors and sureties of this Note, and each of them, and their heirs, legal representatives, successors and assigns, respectively hereby consents to every extension of time, renewal, waiver or modification that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of any collateral given to secure the payment hereof, or any part hereof, with or without substitution, and agrees that additional makers or guarantors or endorsers may become parties hereto without notice to FLE Borrower and without affecting the liability of FLE Borrower hereunder.

16.          No Assignment by FLE Borrower; Successors and Assigns.  FLE Borrower’s obligations under this Note may not be assigned, transferred or delegated without Lender’s express prior written consent, which consent may be withheld in Lender’s sole and absolute discretion.  Subject to the foregoing restriction on FLE Borrower’s right to assign this Note, this Note binds FLE Borrower and its successors, assigns, heirs, administrators, executors, agents and representatives and inures to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

17.          Collection Costs/Attorneys’ Fees.  In the event of default, FLE Borrower agrees to pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses whether or not an action shall be instituted to enforce this Note, except that solely with respect to litigation between Lender and FLE Borrower with respect to the Loan, if and to the extent that applicable law requires, the legal fees of the prevailing party in such litigation shall be paid by the unsuccessful party to such litigation.  Such attorneys’ fees, costs and expenses shall include post-judgment fees, costs and expenses incurred on appeal or in collection of any judgment.  This provision is separate and several and shall survive the merger of this Note into any judgment on this Note.

18.          Maximum Interest Rate.  In no event whatsoever shall the amount of interest paid or agreed to be paid to Lender pursuant to this Note or the Deed of Trust exceed the highest lawful rate of interest permissible under applicable law.  If, from any circumstances whatsoever, fulfillment of any provision of this Note and the Deed of Trust shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable hereto (“Excess Interest”), then the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive as interest an amount which would be deemed Excess Interest, such Excess Interest shall be applied to the unpaid principal balance of this Note (whether or not due and payable) and not to the payment of interest, or refunded to FLE Borrower if this Note has been paid in full.  Neither FLE Borrower nor any guarantor or endorser shall have any action against Lender for any damages whatsoever arising out of the payment or collection of any such Excess Interest.

19.          Severability; Invalid Provisions; Headings.  Each provision of this Note shall be severable from every other provision of this Note for the purpose of determining the legal enforceability of any specific provision.  If any provision of this Note is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability will not affect any other provisions of this Note, and this Note will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.  Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

20.          General.  This Note shall be governed by and construed according to the laws of the State of California except as such laws are preempted by federal law.  Time is of the essence of this Note and the performance of each of the covenants and agreements contained herein.  If any payment to be made by FLE Borrower shall otherwise become due on a national holiday, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing any interest in respect of such payment.

21.          Amendments.  This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Lender.

[SIGNATURES TO APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, FLE Borrower has executed this Note or has caused the same to be executed by its duly authorized representative(s) as of the date first set forth above.

FLE BORROWER:

FLEETWOOD HOMES OF CALIFORNIA, INC., a California corporation

By:	/s/ Boyd R. Plowman
Name:	Boyd R. Plowman
Title:	Executive Vice President and Chief Financial Officer

FLEETWOOD MOTOR HOMES OF CALIFORNIA, INC., a California corporation

By:	/s/ Boyd R. Plowman
Name:	Boyd R. Plowman
Title:	Executive Vice President and Chief Financial Officer

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